Exhibit 99.1

Theragenics® Reports Revenue & Earnings for First Quarter 2012

Highest Quarterly Revenue Ever
Revenue up 7% and Net Earnings Doubles vs. 2011

BUFORD, Ga.--(BUSINESS WIRE)--May 10, 2012--Theragenics Corporation (NYSE: TGX), a medical device company serving the surgical products and prostate cancer treatment markets, today announced consolidated financial results for the first quarter ended March 31, 2012.

Highlights

  Consolidated revenue of $21.6 million up 7% over Q1 2011
    Both segments contributed to revenue growth, with Surgical Products up 8% and Brachytherapy up 6%
  Consolidated operating income of $1.6 million up 78% over Q1 2011
    Both segments were profitable, with operating income in Surgical Products of $199,000 and in Brachytherapy of $1.4 million
  Earnings per share of $0.03 vs. $0.01 in Q1 2011
  Adjusted EBITDA of $3.8 million vs. $2.8 million in Q1 2011
  Results from Q1 2011 included pre-tax special charges totaling $474,000 (detailed in Table V)
    Pre-tax special charges in Q1 2011 comprised of $183,000 in Surgical Products and $291,000 in Brachytherapy
    No special charges were incurred in Q1 2012
  Cash flow
    At March 31, 2012, cash, cash equivalents and marketable securities were $38.3 million, credit facility borrowings were $22.8 million, resulting in a net positive position of $15.5 million
    Cash flow from operations was $2.4 million in Q1 2012 compared to $287,000 in Q1 2011
    $4.1 million of cash was used in Q1 2012 for the closing of the Core transaction. Another $5.2 million is expected to be used over the next 18 months for remaining payments on this earn-out based asset acquisition.
    $329,000 of capital expenditures in Q1 2012
    $834,000 of principal payments made on term loan in Q1 2012. Remaining term loan outstanding of $833,000 is due in Q2 2012

Segment Results

Surgical Products Segment

Revenue in our surgical products segment was $15.5 million in first quarter 2012, an increase of 8% over first quarter of 2011 and our highest quarterly revenue ever in our surgical products segment. Operating income was $199,000 compared to a loss of $191,000 in 2011. First quarter 2011 included pre-tax charges for special items totaling $183,000 (detailed in Table V). There were no special items in first quarter of 2012. Gross profit margins on sales were 35% in first quarter of 2012 compared to 34% in first quarter of 2011.

“Healthy revenue results and the profit turnaround contributed to a robust beginning to 2012,” stated M. Christine Jacobs, Chairman and CEO. “Orders are strong in this segment and some of the fourth quarter headwinds are behind us.”

Brachytherapy Seed Segment

Revenue in our brachytherapy segment was $6.3 million in first quarter 2012, an increase of 6% over first quarter of 2011. Operating income was $1.4 million, an increase of 28% over first quarter of 2011. First quarter 2011 included pre-tax charges for special items totaling $291,000 (detailed in Table V). There were no special items in first quarter of 2012. The customers acquired in the Core transaction (closed on February 17, 2012) added $586,000 of incremental revenue in the first quarter of 2012 and the acquisition was accretive to operating income and operating cash flow.

“The acquisition of the Core customers in February 2012 has delivered just what we expected – incremental revenue and positive operating cash flow,” said Ms. Jacobs. “While the industry continues to experience softness, this transaction and the launch of our new iodine seed will continue to enhance our position as a market leader.”

Conclusion

Ms. Jacobs concluded, “In the first quarter we delivered revenue growth in both business segments and net earnings more than doubled. Cash flow from operations was strong and our balance sheet remains solid. To be sure, headwinds remain: macroeconomic uncertainties, unpredictable customer behavior, the looming medical device tax, and CMS reimbursement policies, to name a few. Yet our prospects are brighter than last year. To date 2012 fundamental demand remains strong in our Surgical Products business, and our Brachytherapy business continues to deliver solid results. 2012 is off to a good start.”

Tables I and II to this press release contain condensed consolidated statements of earnings and balance sheets. Segment information, including revenue and operating income (loss) by segment, are summarized in Table III. Table IV includes a reconciliation of GAAP reported net earnings to net earnings before interest, taxes, depreciation, amortization and share-based compensation (Adjusted EBITDA). Table V includes a detail of our special items.

Theragenics will host a conference call today at 11:00 a.m. Eastern Time. To access the call, dial 877-407-4019 or 201-689-8337. This call is also being broadcast live over the Internet, and a recording will be available for one month on our website. To access the webcast, log on to www.theragenics.com and select “Company Presentations” under Investor Relations or follow this link: http://www.media-server.com/m/acs/8f5ac472a8052d922dc4adaba9adea62. You can also access a phone replay of the call until midnight, May 17, 2012 by dialing 877-660-6853 or 201-612-7415, and entering the account # 372 and replay ID 393250.

Theragenics Corporation (NYSE: TGX) operates two business segments: its surgical products business and its brachytherapy seed business. The surgical products business (www.cpmedical.com, www.galtmedical.com, www.needletech.com) manufactures and distributes wound closure, vascular access, and specialty needle products. Wound closure products include sutures, needles and other surgical products. Vascular access includes introducers, guidewires and related products. Specialty needles include coaxial, biopsy, spinal and disposable veress needles, access trocars, and other needle-based products. The surgical products segment serves a number of markets and applications, including, among other areas, interventional cardiology, interventional radiology, vascular surgery, orthopedics, plastic surgery, dental surgery, urology, veterinary medicine, pain management, endoscopy, and spinal surgery. Theragenics’ brachytherapy business manufactures, markets and distributes “seeds” used primarily in the minimally invasive treatment of localized prostate cancer. The Company’s brachytherapy product line includes its palladium-103 TheraSeed® device (www.theraseed.com), and its iodine-125 AgX100 device. The terms "Company", "we", "us", or "our" mean Theragenics Corporation and all entities included in our consolidated financial statements. For additional information, call our Investor Relations Department at (800) 998-8479 or visit www.theragenics.com.

This press release contains disclosure of earnings before interest, taxes, depreciation, amortization and share-based compensation (which we refer to as “Adjusted EBITDA”). We believe Adjusted EBITDA provides an additional and meaningful assessment of our ongoing results and performance. Because we have historically reported what we currently refer to as Adjusted EBITDA, we also believe that the inclusion of this non-GAAP measure provides consistency in our financial reporting and facilitates investors' understanding of our historic operating trends by providing an additional basis for comparisons to prior periods. In addition to measures such as net income and operating income as calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we utilize Adjusted EBITDA, among other things, 1) to establish financial and operational goals; 2) to monitor our actual performance in relation to our business plan and operating budgets; 3) to understand key trends; 4) to make operational decisions and allocate resources; and 5) as part of several components we consider in determining incentive compensation. We believe presentation of Adjusted EBITDA provides supplemental information that is helpful to an understanding of the operating results of our businesses and period-to-period comparisons of performance. However, we recognize that the use of non-GAAP measures has limitations, including the fact that they may not be directly comparable with similar non-GAAP financial measures used by other companies. We compensate for these limitations by providing a reconciliation to the most directly comparable GAAP financial measure. All non-GAAP financial measures are intended to supplement the applicable GAAP disclosures and should not be considered in isolation from, or as substitute for, financial information prepared in accordance with GAAP. For a reconciliation of non-GAAP measures from GAAP reported amounts, please refer to Table IV to this press release.

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, the accuracy of which is necessarily subject to risks and uncertainties, including, without limitation, statements regarding future growth, opportunities and investments, incremental brachytherapy revenue growth, expected total purchase price of the Core asset acquisition, the expected effect of the Core asset acquisition on our results, and anticipated positive results in general. From time to time we may make other forward-looking statements relating to other matters, including without limitation, research and development plans, investments in our surgical products and brachytherapy businesses and capital expenditures. Actual results may differ materially due to a variety of factors, including, among other things, uncertainties related to the integration of acquired companies and assets into our organization, the timing and the ability to capitalize on opportunities for investment and growth within our surgical products business, ability to recognize value from areas of shared expertise, risks and uncertainties related to competition within the medical device industry, development and growth of new applications within the markets for wound closure, vascular access, specialty needle, brachytherapy and, more broadly, medical devices, competition from other companies within the wound closure, vascular access, specialty needle, brachytherapy and medical device markets, competition from other methods of treatment, new product development cycles, effectiveness and execution of marketing and sales programs, changes in product pricing, changes in costs of materials used in production processes, changes in the ordering patterns of our customers, continued acceptance of and demand for our products by the markets in which we operate, introduction and/or availability of competitive products by others, potential changes in third-party reimbursement, including Medicare reimbursement as administered by the Centers for Medicare and Medicaid Services (CMS), implementation of new legislation by CMS, physician training, third-party distribution agreements, ability to execute on acquisition opportunities on favorable terms and successfully integrate any acquisitions, potential changes in applicable tax rates, legislative changes to healthcare markets and industries such as the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act (including provisions such as the medical device tax), uncertainties related to the credit and investment markets and other factors set forth from time to time in our filings with the Securities and Exchange Commission.

All forward looking statements and cautionary statements included in this document are made as of the date hereof based on information available to us as of the date hereof, and we assume no obligation to update any forward looking statement or cautionary statement.

TABLE I
THERAGENICS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)
(In thousands except per share data)

	Quarter Ended March 31,
	2012	2011
Product sales	$20,979	$19,738
Licensing and fee income	604	515
Total revenue	21,583	20,253
Cost of sales	12,974	12,286
Gross profit	8,609	7,967
Operating expenses:
Selling, general & administrative	5,901	5,847
Amortization of purchased intangibles	855	698
Research & development	277	535
Loss on disposal of assets	-	1
	7,033	7,081
Operating income	1,576	886
Non-operating items:
Interest income	38	40
Interest expense	(164)	(177)
Other	1	1
	(125)	(136)
Earnings before income taxes	1,451	750
Income tax expense	517	292
Net earnings	$934	$458
Earnings per share:
Basic	$0.03	$0.01
Diluted	$0.03	$0.01
Weighted average shares:
Basic	33,533	33,338
Diluted	33,941	33,645

THERAGENICS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)

Assets	March 31, 2012	December 31, 2011
Cash, cash equivalents & marketable securities	$38,332	$41,178
Trade accounts receivable	11,575	11,375
Inventories, net	17,204	15,771
Deferred income tax asset - current	1,085	2,028
Refundable income taxes	-	401
Prepaid expenses & other current assets	959	985
Total current assets	69,155	71,738
Property and equipment, net	34,139	34,519
Intangible assets	17,299	9,459
Deferred income tax asset – non current	283	-
Other long-term assets	82	102
Total assets	$120,958	$115,818

Liabilities & Shareholders’ Equity
Accounts payable & accrued expenses	$6,433	$5,781
Earn-out payable - current	3,338	-
Short-term borrowings	22,833	23,667
Total current liabilities	32,604	29,448

Deferred income tax liability	-	1,043
Earn-out payable – non current	1,540	-
Other long-term liabilities	1,489	1,205
Total long-term liabilities	3,029	2,248

Shareholders’ equity	85,325	84,122
Total liabilities & shareholders’ equity	$120,958	$115,818

TABLE III
THERAGENICS CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION (UNAUDITED)
(In thousands)

	Quarter Ended March 31,
	2012	2011
REVENUE
Surgical products	$15,494	$14,392
Brachytherapy seed	6,320	5,953
	21,814	20,345
Intersegment eliminations	(231)	(92)
Consolidated	$21,583	$20,253

	Quarter Ended March 31,
	2012	2011
OPERATING INCOME (LOSS)
Surgical products	$199	$(191)
Brachytherapy seed	1,380	1,078
	1,579	887
Intersegment eliminations	(3)	(1)
Consolidated	$1,576	$886

TABLE IV
THERAGENICS CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON GAAP FINANCIAL MEASURES (Unaudited)
(In thousands)

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AMORTIZATION AND SHARE-
BASED COMPENSATION (ADJUSTED EBITDA)

	Quarter Ended March 31,
	2012	2011
Net earnings, US GAAP	$934	$458
Income tax expense	517	292
Interest income	(38)	(40)
Interest expense	164	177
Other non-operating income/expense	(1)	(1)
Operating income	1,576	886
Depreciation and amortization	1,983	1,780
Share-based compensation	196	171
Adjusted EBITDA (a)	$3,755	$2,837

(a) Represents a non-GAAP financial measure. See page 3 of this press release for information on non-
GAAP financial measures. We refer to earnings before interest, taxes, depreciation, amortization and share-based compensation as “Adjusted EBITDA.”

TABLE V
THERAGENICS CORPORATION AND SUBSIDIARIES
SPECIAL ITEMS (Unaudited)
(In thousands)

Pre-tax charges for special items included in operating expenses:	Quarter Ended March 31,
	2012	2011
Surgical Products Segment
Core receivables[1]	$-	$-
Acquisition proposal expenses[2]	-	183
	$-	$183

Brachytherapy Segment
Core receivables[1]	$-	$215
Acquisition proposal expenses[2]	-	76
	$-	$291

Consolidated
Core receivables[1]	$-	$215
Acquisition proposal expenses[2]	-	259
	$-	$474

1 Charges for accounts receivable from Core Oncology under our prior distribution agreement for which we believed collection was doubtful.
2 Represents expenses associated with consideration of and response to unsolicited acquisition proposal.

CONTACT:
Theragenics Corporation
Frank Tarallo,
CFO & Treasurer, 800-998-8479 or 770-271-0233
or
Lisa Rassel, 800-998-8479 or 770-271-0233
Manager of Investor Relations
www.theragenics.com